EXHIBIT 99.1

Cemtrex Announces CFO Transition

Priscilla Popov to be Appointed CFO, Aron Govil to Retire

Brooklyn, NY - October 1, 2020 — Cemtrex Inc. (NASDAQ: CETX, CETXP, CETXW), a technology company driving innovation in Internet of Things (IoT), security, machine vision & artificial intelligence, and augmented & virtual reality, today announced that Priscilla Popov has been appointed by Cemtrex’s Board of Directors to serve as the Company’s Chief Financial Officer, effective September 30, 2020. Mrs. Popov will succeed Aron Govil, who will remain as a consultant to the company until fiscal year-end 2021.

“We are extremely excited to have Priscilla move into the CFO role and are confident in her ability to support Cemtrex as we enter the next phase of our growth cycle,” said Saagar Govil, Chairman and CEO of Cemtrex. “We are also grateful to Aron for his nearly two decade of contributions to Cemtrex as the early founder and his tenure as CFO. Aron has played a key role in the growth of our Company and due to life changes and health reasons, he is going to pass the baton to Priscilla. Aron remains one of our largest individual shareholders and we appreciate his continued support as a consultant to the company while Priscilla transitions into the role, and we wish him the very best in the future.”

Mrs. Popov said: “It is a great privilege for me to accept the CFO role. I look forward to continuing to work closely with the rest of our excellent management team, the Board and our dedicated employees. The capital discipline that has been a constant in Cemtrex’s strategy, including the prudent management of our balance sheet and delivering on our commitment to stockholders, will remain a priority while we proactively execute on our product rollout during the uncertainties that we face in the current environment. Despite this, the sales momentum with our Vicon security technology brand continues and we are on the cusp of launching our next generation SmartDesk – a disruptive entrant into the personal workspace segment,” concluded Popov.

Mrs. Popov has over 20 years of extensive knowledge in Accounting, Finance, Administration, and Operations. During her career, she held numerous executive-level positions with increasing responsibilities and has directed highly skilled financial management teams to support and achieve overall corporate goals and objectives. She has proven track record in financial management, evaluating financial management systems and implementing process improvements, and driving efficiency. Mrs. Popov joined the Company in 2020 and prior to joining Cemtrex, she held senior accounting positions at Videri, Bulgari, and Sotheby’s. Mrs. Popov holds a B.S. in Accounting from Brooklyn College and an MBA in Administration, Finance from New York Institute of Technology.

About Cemtrex

Cemtrex, Inc. (CETX) is a leading multi-industry technology company that is driving innovation in markets such as Internet of Things (IoT), Augmented and Virtual Reality (AR & VR), and Artificial Intelligence and Computer Vision (AI & CV) in a wide range of sectors, including consumer products, industrial manufacturing, digital applications, and intelligent security & surveillance systems.

www.cemtrex.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the offering, gross proceeds from the offering, our new product offerings, expected use of proceeds, or any proposed fundraising activities. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. These risks and uncertainties are discussed under the heading “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Investor Relations

Chris Tyson

Executive Vice President – MZ North America

Direct: 949-491-8235

CETX@mzgroup.us

www.mzgroup.us